Exhibit 32

                            SFG FINANCIAL CORPORATION


            Certification of Procedures Followed in Connection with
                        Sarbanes-Oxley Act Certification

The undersigned, Chairman of SFG Financial Corporation, a Delaware Corporation ( the "Company") hereby certifies, for purposes of documenting the steps followed by the officer in connection with the execution and delivery to the Securities and Exchange Commission of the attached certification as follows:

(1) I reviewed in detail the Annual Report on Form 10-KSB for the period ending January 31,2004, (the "Report") shortly before the certification was provided.

(2) I discussed the substance of the Report with each of the Company's outside auditors. These discussions took place at various times and covered principally the financial statement portions of the reports (including the notes which are an integral part of the financial statements) and related financial disclosures. These discussions included my verifying that the financial statements in the report are accurate and complete, and are properly prepared and consolidated. I confirm that the outside auditors were satisfied that the notes to the financial statements read clearly and that the notes fairly explain the company's significant accounting principles and significant estimates, as well as disclose all material contingencies and "off balance sheet" transactions and commitments known to them. In addition, my discussions with outside auditors included a discussion of any material issues that came up in their review of the financial statements and the resolution of those issues .I also verified with the outside auditors that internal controls are in place and operating to warrant reliance upon the financial and business information provided by management.

(3) I confirmed that the consolidated financial statements included in the Report are accurate and complete in all material respects, reflect all transactions of the Company during and for the statement period following accounting principles consistent with those applied in prior periods, and that all period end adjustments have been made in a manner consistent with the accounting principles in prior periods (other than usual and customary year end adjustments in the case of interim statements).

(4) As a result of the foregoing procedures, I concluded that, to the best of my knowledge, I was able to provide the certification without exception.


       In witness whereof, I have executed this certification as of the 28th day of October 2005.

       /s/ John A. Dugan
       -----------------
 Name: John A. Dugan
       Chairman